                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -----------

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): July 22, 1999


                                  SAFEWAY INC.
           --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    1-00041                   94-3019135
----------------------------   -----------------------    ----------------------
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                    Identification Number)


            5918 Stoneridge Mall Road, Pleasanton, California 94588
--------------------------------------------------------------------------------
             (Address of principal executive offices)   (Zip Code)


                                 (925) 467-3000
--------------------------------------------------------------------------------
              (Registrants' telephone number, including area code)

                                      n/a
--------------------------------------------------------------------------------
         (former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS

            On July 23, 1999, Safeway Inc., a Delaware corporation ("Safeway"), and Randall's Food Markets, Inc., a Texas corporation ("Randall's"), jointly announced that they had entered into an Agreement and Plan of Merger, dated as of July 22, 1999 (the "Merger Agreement") among Randall's, Safeway and SI Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of Safeway ("Merger Sub"), pursuant to which Safeway would acquire all of the outstanding shares of common stock of Randall's at a price per share of $25.05 in cash and .3204 shares of common stock of Safeway, subject to adjustment as set forth in the Merger Agreement. Total consideration for the acquisition will be approximately $1.8 billion, including the assumption or repayment by Safeway of approximately $375 million of Randall's debt. Safeway will account for the transaction as a purchase. Upon the terms and subject to the conditions set forth in the Merger Agreement, Randall's will be merged (the "Merger") with and into Merger Sub and become a wholly-owned subsidiary of Safeway. A copy of the Merger Agreement is attached hereto as Exhibit 2 and is incorporated herein by reference.

            An affiliate of Kohlberg Kravis Roberts & Co. ("KKR"), which owns approximately 62% of the outstanding shares of common stock of Randall's, and members of the Onstead family, who own approximately 21% of the outstanding shares of common stock of Randall's, have entered into separate agreements with Safeway (the "Voting Agreements") pursuant to which they have agreed to vote their shares in favor of the approval of the Merger Agreement. The acquisition was approved by a special committee of Safeway's board of directors comprised of three directors who are not affiliated with KKR. Copies of the Voting Agreements are attached hereto as Exhibits 99.1, 99.2 and 99.3 and are incorporated herein by reference. Consummation of the Merger is conditioned upon, among other things, the approval of a majority of Randall's outstanding shares,the expiration of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions.

ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits: The following exhibits are filed as part of this Report:

      2 Agreement and Plan of Merger, dated as of July 22, 1999, among Safeway Inc., SI Merger Sub, Inc. and Randall's Food Markets, Inc.

      99.1 Voting Agreement, dated as of July 22, 1999, among Safeway Inc., SI Merger Sub, Inc. and RFM Acquisition LLC.

      99.2 Voting Agreement, dated as of July 22, 1999, among Safeway Inc., SI Merger Sub, Inc. and Onstead Interests, Ltd.

      99.3 Voting Agreement, dated as of July 22, 1999, among Safeway Inc., SI Merger Sub, Inc. and R. Randall Onstead, Jr.

      99.4  Press release, dated July 23, 1999.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 1999

                                       SAFEWAY INC.

                                       By: /s/ MICHAEL C. ROSS
                                           -------------------------------------
                                           Michael C. Ross
                                           Senior Vice President, Secretary and
                                           General Counsel

                                 EXHIBIT INDEX



  2       Agreement and Plan of Merger, dated as of July 22, 1999, among
          Safeway Inc., SI Merger Sub, Inc. and Randall's Food Markets, Inc.


 99.1     Voting Agreement, dated as of July 22, 1999, among Safeway Inc., SI
          Merger Sub, Inc. and RFM Acquisition LLC.


 99.2     Voting Agreement, dated as of July 22, 1999, among Safeway Inc., SI
          Merger Sub, Inc. and Onstead Interests, Ltd.


 99.3     Voting Agreement, dated as of July 22, 1999, among Safeway Inc., SI
          Merger Sub, Inc. and R. Randall Onstead, Jr.


 99.4     Press release, dated July 23, 1999.